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                                                                   EXHIBIT 10.28


                             EMPLOYMENT AGREEMENT


       EMPLOYMENT AGREEMENT dated as of June 10, 1999 between COLOR SPOT NURSERIES, INC., a Delaware corporation (the "Company"), and JOSEPH P. O'NEILL ("Executive").

         This Agreement provides for the employment of Executive as Executive Vice President and Chief Financial Officer of the Company upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual undertakings contained herein, the parties agree as follows:


                            ARTICLE 1.  EMPLOYMENT

                  1.1 EMPLOYMENT. The Company agrees to employ Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on June 10, 1999 (the "Effective Date") and ending as provided in Section 1.4 (the "Employment Period").

                  1.2  POSITION AND DUTIES.

                       (a) During the Employment Period, Executive shall serve as Executive Vice President and Chief Financial Officer of the Company.

                       (b) Executive shall be responsible for the operation and performance of the Company and will have the responsibilities and carry out the customary functions of an Executive Vice President and Chief Financial Officer. Executive shall report direct to the Company's Chief Executive Officer.

                       (c) Executive shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company and its Subsidiaries. Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.

                  1.3  SALARY, BONUS, OPTIONS AND BENEFITS.

                       (a) During the Employment Period, Executive's base salary (the "Base Salary") shall be $175,000 per annum which salary shall be payable in regular installments in accordance with the Company's general payroll practices. The Base Salary may be increased annually by the Compensation Committee (the "Compensation Committee") of the Board in its discretion.

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                       (b)  During the Employment Period, in addition to the
Base Salary, Executive shall be eligible to participate in the Company's bonus program as established by the Board. The Company's fiscal year ends June 30. To the extent achieved, such bonus shall be paid following the delivery and approval of the Company's signed audited financial statements for such year by the Company's independent accountants. In addition, Executive shall be eligible to participate in the Company's Mid-Term Incentive Plan on terms established by the Compensation Committee. Since Executive is beginning at the conclusion of the first fiscal year he will be entitled to only 50% of the applicable bonus amount had he been employed by the Company since the beginning of fiscal 1999.

                       (c)  Executive  shall be entitled to  participate   in
the Company's 1997 Stock Plan (the "Plan"). Executive shall be awarded options under the Plan to purchase 75,000 shares of common stock, par value $.001 per share of the Company, at $4.00 per share (the "Options"). The Options will be evidenced by an option award and vest 25% annually in arrears over a 4 year period from the date of your employment, subject to Executive's continued employment with the Company. The Options will be subject to the Company's Employee Stockholders Agreement dated as of July 1, 1998 (the "Stockholders Agreement"); provided that the definition of "Cause" shall be deemed to be the definition contained in this Agreement. Executive's option award shall provide for (i) accelerated vesting in the event of a sale of the Company (as defined in the option award), (ii) the right to exercise the vested portion of your Option for a 90 day period following termination of your employment (other than for Cause in which case the Options shall automatically terminate), and (iii) the right for the Company to repurchase your vested Options at fair market value (as determined by the Board as of the date of the termination of the Employment Period) over the exercise price as provided in the Stockholders Agreement.

                       (d) During the Employment Period, Executive shall be entitled to participate in all of the Company's employee benefit programs for which senior executive employees of the Company and its Subsidiaries are generally eligible, including 3 weeks paid time off per year (which may not be carried forward to subsequent years). In addition, you shall be entitled to participate in the Company's relocation program; provided that the benefits with respect to interest, taxes and insurance premiums set forth in
Section 211.2 of the relocation program shall be increased to 360 days from 30 days.

                  1.4 LOAN. The Company will loan to Executive $250,000 in cash on the Effective Date (the "Start Date Loan"). At such time as the Employment Period is terminated for any reason, the Start Date Loan will be deemed to have been repaid at the rate of $4,166.67 per month (i.e., $50,000 per year) on the last day of each month. The Executive shall bear any taxes on the amount forgiven. In the event that the Employment Period is terminated for any reason prior to the fifth anniversary of the Effective Date, Executive shall be required to repay to the Company by the 60th day after the termination of the Employment Period, $250,000 less the amount which has been deemed to have been repaid.

                  1.5 TERM. (a) The Employment Period shall terminate on the earlier to occur of (i) the date of Executive's death or Disability (as determined by the Board), (ii) the date determined by the Board by resolution of the Board for Cause, (iii) the date determined by the Board by resolution of the Board without Cause, (iv) the date of voluntary resignation by Executive or (v) the second anniversary of the date of this Agreement.


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                       (b)  If the Employment Period is terminated without
Cause, Executive shall be entitled to continue to receive an amount equal to twelve months of Executive's then current Base Salary plus a pro rata portion of any bonus payable for the fiscal year in which termination occurs.
Executive hereby agrees that no severance compensation shall be payable in the event Executive's employment is terminated under Section 1.5(a)(i), (ii),
(iv) or (v) and Executive waives any claim for severance or other compensation. Any amount payable under this Section 1.5(b) shall be (i) payable in installments in accordance with the Company's normal payroll practices over the period following the termination of the Employment Period in which such payments are to be made (with the pro rata portion of any bonus paid when such bonus would otherwise have been paid) and (ii) reduced by the gross amount of any salary received by Executive from a new employer during the period in which severance is payable under this Section 1.5(b). The payment of any severance compensation under this Section 1.5(b) is conditional upon Executive entering into the Company's standard form release agreement. For purposes hereof, Executive shall be deemed to have been terminated without Cause in the event following a Change of Control, Executive's responsibilities, title or duties are materially diminished. A Change of Control means the acquisition of a majority of the outstanding Common Stock of the Company by persons other than affiliates of Kohlberg & Company, LLC.

                       (c) Except as expressly set forth in this Section 1.5, all compensation and other benefits shall cease to accrue upon termination of the Employment Period.

                  1.6 CONFIDENTIAL INFORMATION. Executive acknowledges that the information, observations and data obtained by him while employed by the Company and its Subsidiaries concerning the business or affairs of the Company and its Subsidiaries that are not generally available to the public other than as a result of a breach of this Agreement by Executive ("Confidential Information") are the property of the Company and its Subsidiaries. Executive agrees that he shall not disclose to any unauthorized person or use for his own account any Confidential Information without the prior written consent of the Company unless, and in such case only to the extent that, such matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act. Notwithstanding the foregoing, in the event Executive becomes legally compelled to disclose Confidential Information pursuant to judicial or administrative subpoena or process or other legal obligation, Executive may make such disclosure only to the extent required, in the opinion of counsel for Executive, to comply with such subpoena, process or other obligation. Executive shall, as promptly as possible and in any event prior to the making of such disclosure, notify the Company of any such subpoena, process or obligation and shall cooperate with the Company in seeking a protective order or other means of protecting the confidentiality of the Confidential Information.

                  1.7 INVENTIONS AND PATENTS. Executive agrees that all copyrights, works, inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relate to the actual or anticipated business, research and development or existing or anticipated future products or services of the Company or its Subsidiaries and which are conceived, developed or made by Executive while employed by the Company ("Work Product") belong to the Company. Executive will promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Company (whether during or after the Employment Period) to establish and confirm such ownership at the Company's expense (including, without limitation, assignments, consents, powers of attorney and other instruments).


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                  1.8  NON-COMPETE; NON-SOLICITATION.

                       (a) Executive acknowledges that in the course of his employment with the Company he will become familiar with the Company's trade secrets and with other confidential information concerning the Company and its predecessors and that his services have been and will be of special, unique and extraordinary value to the Company. Executive agrees that, in consideration of the payments made to Executive hereunder, in the event that Executive voluntarily terminates his employment, for the one year period following such voluntary termination (the "Noncompete Period"), he shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business in which the Company or its Subsidiaries is engaged any where in the United States. Nothing herein shall prohibit Executive from being a passive owner of not more than 5% of the outstanding stock of another corporation, so long as Executive has no active participation in the management or the business of such corporation.

                       (b) During the Employment Period and for the one year period thereafter, Executive shall not directly or indirectly induce or attempt to induce any officer of the Company or any Subsidiary of the Company to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any such Subsidiary and any employee thereof.


                            ARTICLE 2.  DEFINITIONS

                  As used in this Agreement, the following terms shall have the definitions set forth below:

                  "CAUSE" means (i) a material breach of this Agreement by Executive, (ii) Executive's willful and repeated failure to comply with the lawful directives of the Board or supervisory personnel, (iii) gross negligence or willful misconduct by Executive in the performance of his duties hereunder, or (iv) the commission by Executive of theft or embezzlement of Company property or any other act (including but not limited to a felony or a crime involving moral turpitude) that is injurious in any significant respect to the property, operations, business or reputation of the Company or its Subsidiaries, as determined in good faith by the Board.

                  "DISABILITY" means Executive's inability to substantially perform his normal duties hereunder for six months or more during any twelve-month period determined in good faith by the Board.

                  "SUBSIDIARY" of an entity shall mean any corporation, limited liability company, limited partnership or other business organization of which the securities having a majority of the normal voting power in electing the board of directors, board of managers, general partner or similar governing body of such entity are, at the time of determination, owned by such entity directly or indirectly through one or more Subsidiaries.


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                         ARTICLE 3. GENERAL PROVISIONS

                  3.1 ENFORCEMENT. If, at the time of enforcement of Sections 1.5, 1.6 or 1.7, a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. Because Executive's services are unique and because Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. In the event of a breach or threatened breach of this Agreement, the Company, its Subsidiaries and their respective successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violation of, the provisions hereof (without posting a bond or other security).

                  3.2 SURVIVAL. Sections 1.6, 1.7 and 1.8 shall survive and continue in full force and effect in accordance with their terms notwithstanding any termination of the Employment Period.

                  3.3 NOTICES. All notices or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, one business day following when sent via a nationally recognized overnight courier, or when sent, when sent via facsimile confirmed in writing to the recipient. Such notices and other communications will be sent to the addresses indicated below:

                  To the Company:

                  3478 Buskirk Avenue, Suite 260
                  Pleasant Hill, CA 94523
                  Attention: Chief Executive Officer
                  Fax: (925) 935-0799

                  with a copy to:

                  Brownstein Hyatt & Farber, P.C.
                  410 - 17th Street, 22nd Floor
                  Denver, CO 80202
                  Attention: Steven S. Siegel
                  Fax: (303) 223-1100

                  To Executive:

                  To the address on the Company's records

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.


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                  3.4  SEVERABILITY.  Whenever possible, each provision of
this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  3.5 ENTIRE AGREEMENT. This Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  3.6 AMENDMENTS AND WAIVERS. Any provision of this Agreement may be amended or waived only with the prior written consent of the Company and Executive.

                  3.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF CALIFORNIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY
JURISDICTION OTHER THAN THE STATE OF CALIFORNIA.

                  3.8 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

                  3.9 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or of any term or provision hereof.

                                   * * * * *


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                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                            COLOR SPOT NURSERIES, INC.


                                  By: /s/ BOLIGALA RAJU
                                      ------------------------------------------
                                      Name: Boligala Raju
                                      Title: President & Chief Operating Officer


                                      /s/ JOSEPH P. O'NEILL
                                      ------------------------------------------
                                      Name: Joseph P. O'Neill


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